Exhibit 10.65

Exclusive Technology Consulting and Service Agreement

This Exclusive Technology Consulting and Service Agreement (“this Agreement”) is entered into on 11th September, 2007 in Shanghai, the People’s Republic of China (“China”) by and between:

Party A: ICE Information Technology (Shanghai) Co., Ltd. Registered Office: 301 Room, 290 Song Hu Road, Yangpu District, Shanghai, China

And

Party B: Shanghai ICE Information Technology Co., Ltd. Registered Office: 316 Room, 290 Song Hu Road, Yangpu District, Shanghai, China

Party A and Party B are referred to hereinafter as “a Party” individually and “the Parties” collectively.

Whereas:

1.	Party A is a solely foreign-owned enterprise incorporated and existing in the People’s Republic of China , which owns rich experience and human resources in R&D network games, market promotion and regular operation and maintenance of related utilities/systems.

2.	Party B is a limited liability company incorporated in China; and

3.	Party A agrees to provide consultation and relevant services for Party B and Party B agrees to accept such consultation and services.

NOW AND THEREFORE, the Parties agree as follows according to the principle of equality and mutual benefit.

1.	Consultation and Services: Sole and Exclusive Interests

1.1	Party A agrees, within the validity period of this Agreement (“Term”), to provide consultation and services for Party B in accordance with the terms and conditions hereunder (see Annex I for details).

1.2	Party B agrees to accept, within the Term, consultation and services provided by Party A. Party B further agrees that it shall not accept, within the Term, any consultation and services in connection with the business hereunder provided by any third party (except that appointed by Party A) unless Party A gives prior consent in writing.

1.3	Party A shall have the sole and exclusive rights in connection with any rights, titles, interests and intellectual property arising from performance hereof (including, but not limited to the copyright, patent technical secret, business secret, etc.), independently developed by Party A or by Party B based on the intellectual property of Party A or by Party A based on the intellectual property of Party B, and Party B shall not claim any rights, titles, interests and/or intellectual property against Party A.

1.4	If such development is made by Party A based on the intellectual property of Party B, Party B shall ensure that such intellectual property is free from any defect and shall indemnify Party A for any losses arising from any litigation and/or disputes due to infringement by Party B’s intellectual property of the rights of any third party, provided that Party A provides the evidence that is recognized by the Parties to prove the losses it suffers. Party B warrants that it shall get consent from Party A before it cooperates with other enterprises in business and that Party A and its affiliated companies shall have priority in the same conditions.

2.	Calculation and Payment of Consultation and Service Fee (“the Fee”)

2.1	The Parties agree that in consideration of the related consulting services provided to Party B by Party A hereunder, Party B shall pay service charge to Party A calculated as 10% of various expenses as detailed in follows.

2.1.1	Any and all salaries, wages and other welfare expenses payable to the following personnel employed by Party A for services provided to Party B:

a)	Operators and managers of online games;

b)	Customer service staff;

c)	Testers of online games; and

d)	Market and business developers.

2.1.2	Any and all costs and expenses suffered by Party A for the purchase of out-sourced software, servers, computers and other electronic equipments necessary for the services provided to Party B, which shall be paid in installations by depreciation in accordance with applicable Chinese accounting principles and tax law.

2.1.3	Bandwidth lease and IDC hosting charges payable to NAS Providers by Party A for the services provided to Party B. In such event, any or all agreements entered into by Party A and NAS Providers for such bandwidth lease and IDC hosting shall be subject to the approval of Party B.

2.1.4	Rents of offices leased by Party A necessary for the services provided to Party B, as well as all decoration and alteration expenses arising therefrom including costs of office furniture. The Parties agree that such rents and expenses shall be determined on the basis of proportion of Party A’s personnel who provide services to Party B as detailed in Article 2.1 hereof in the total number of Party A’s personnel plus the aggregated expenses assumed by Party A for office lease and decoration. In such event, expenses for such decoration shall be amortized on a monthly basis, which shall be calculated in accordance with the applicable Chinese accounting principles and tax law.

2.1.5	Any and all reasonable costs and expenses for personnel of Party A who provide services for the business operations of Party B, including but not limited to travel expenses, transportation expenses , telephone fees and post charges etc.

2.1.6	All costs and expenses of Party A’s Logistics Support Department including all salaries, wages and welfare expenses of such personnel, as well as other reasonable expenses for business operations. All such expenses shall be calculated as 50% of the aggregated costs arising therefrom.

2.2	Settlement

Party A shall, prior to the 20th day of each month, provide statement detailing various expenses for the preceding month to Party B for review and confirmation, provided, however, Party B shall, if necessary, review such expenses by itself or any certified public accountant designated by it, for this purpose, Party A shall provide all necessary supports.

2.3	Payment

Party B shall, within 30 days upon confirmation has been made as provided in Article 2.2 hereof, pay the service charge to the bank account designated by Party A.

2.4 Overdue Payment

Delay damages shall be paid to Party B as required herein if Party A delays the payment of any due amounts hereunder, which shall be calculated as 0.04% of such outstanding amounts per each day delayed until the date on which all such amounts and damages have been fully paid by Party A.

3.	Representation and Warranty

3.1	The Parties represent and warrant that:

3.1.1	Party A is a company incorporated and existing in China in accordance with the law of China; and

3.1.2	Party A has full and due corporate power and authority to execute this Agreement and the execution and performance hereof comply with the scope of business of Party A with any and all necessary consent and/or approval of any and all third parties and/or governmental authorities having been obtained and do not breach any law or contracts by which Party A is bound upon.

3.1.3	This Agreement shall constitute, upon execution, the legal document that is legal, valid and binding on Party A.

3.2	Party B represents and warrants that

3.2.1	Party B is a company incorporated and existing in China in accordance with the law of China; and

3.2.2	Party B has full and due corporate power and authority to execute this Agreement and the execution and performance hereof comply with the scope of business of Party B with any and all necessary consent and/or approval of any and all third parties and/or governmental authorities having been obtained and do not breach any law or contracts by which Party B is bound upon.

3.2.3	This Agreement shall constitute, upon execution, the legal document that is legal, valid and binding on Party B.

4.	Confidentiality

4.1	The Parties agree to take all reasonable measures to maintain the confidentiality of all confidential information disclosed to them (“the Confidential Information”; the Party providing Confidential Information shall clearly state in writing, when providing it, that the information provided is Confidential Information) and shall not disclose, give or assign to any third party without prior agreement in writing by the Party providing the Confidential Information (including that the receiver of the Confidential Information is consolidated with the third party, that the receiver is merged by the third party and/or that the receiver is directly or indirectly controlled by the third party). The Parties shall, upon termination of this Agreement for any reason, return the documents, data or software that contain the Confidential Information to the original owner or the provider or destroy them with agreement of the original owner or the provider and shall also delete all Confidential Information from relevant memory devices and shall not use it for any purpose thereupon. The Parties shall take necessary measures to ensure that the Confidential Information is only disclosed to the employees, agents or professional consultants of Party B who they deem necessary to know such information and to cause those employees, agents or consultants to be bound by the obligation of confidentiality hereunder. The Parties and the employees, agents or professional consultants of Party B shall execute the Confidentiality Agreement.

4.2 Confidential Information including but not limited to:

The information that is generally available to the public before it is disclosed;

The information that is generally available to the public after disclosure not due to the fault of Party A or Party B;

The information that has been in the possession of either Party before disclosure, with sufficient evidence to prove that such possession is not directly or indirectly from any third party;

The information that either Party is obliged to disclose to relevant governmental authorities and/or stock exchanges in accordance with any applicable law, or that either Party may disclose to its direct legal and/or financial advisers/consultants as required for normal operation.

4.3	The Parties agree that this article shall survive any modification, cancellation or termination of this agreement.

5.	Indemnity

5.1	Unless it is agreed otherwise herein, it shall be deemed that Party B breaches this Agreement if Party B fails to fully perform and/or suspends its performance of the obligations hereunder and fails to take remedial actions within 10 days upon receipt of the notice from Party A and/or if Party B’s representation and warranty are not true.

5.2	If a Party breaches this Agreement or any of its representation and/or warranty herein (“the Defaulting Party”), the other Party (“the Non-Defaulting Party”) may notify the Defaulting Party in writing of such breach and require the Defaulting Party to take remedial actions within 10 days upon receipt of the notice or take corresponding measures to effectively avoid damages in time and continue to perform this Agreement. The Defaulting Party shall, if there is any damage caused to the Non-Defaulting Party, indemnify and hold harmless the Non-Defaulting Party to cause the Non-Defaulting Party to obtain all interests that it shall obtain due to performance hereof.

5.3	The Defaulting Party shall indemnify the Non-Defaulting Party against any and all costs, liabilities and losses (including, but not limited to, losses of the benefits of the Non-Defaulting Party) arising from the breach of this Agreement, including but not limited to the interests payable and/or lost due to such breach and the attorney Fee. The indemnity paid by the Defaulting Party to the Non-Defaulting Party shall be equal to the losses and damages caused due to the breach, including the interests that the Non-Defaulting Party shall obtain due to performance; provided, however, that the indemnity shall not exceed the reasonable expectation of the Parties.

5.4	Party B shall be responsible for all the claims made by any person as a result of Party B’s failure to follow the instructions of Party A, or improper use of Party A’s intellectual property, or incorrect technical operation. Party B shall, if it is aware of any person who uses Party A’s intellectual property without proper license, immediately notify Party A thereof and cooperate with Party A in any action taken.

5.5	The Parties shall, in the case of breach hereof by both parties, determine the indemnity payable to the other party respectively based on the degree of their breach.

6.	Effectiveness, Performance and Term

6.1	This agreement is executed and will come into force as of the captioned date.

6.2	Unless Party A terminates this Agreement before the expiry, this Agreement shall be effective until Party A dissolves in accordance with the law of China.

7.	Termination

7.1	Party B shall not, within the Term, terminate this Agreement before the expiry; otherwise Party B shall pay [RMB 500,000 (RMB FIVE HUNDRED THOUSAND YUAN ONLY)] to Party A, indemnify Party A for all losses arising from it and pay all the Fee of the services completed. Party A may terminate this Agreement at any time within the Term hereof with a 30-day prior written notice to Party B. If Party A terminates this Agreement before the expiry hereof due to breach of contract by Party B, Party B shall pay [RMB 500,000 (RMB FIVE HUNDRED THOUSAND YUAN ONLY)] to Party A, indemnify Party A for all losses arising from it and pay all the Fee of the services completed.

7.2	The rights and obligations of the Parties under Articles 4 and 5 shall survive the termination of this agreement.

8.	Resolution of Disputes

8.1	Any and all disputes over the interpretation and performance of provisions hereunder shall be subject to friendly negotiation. If no agreements are reached after negotiation, either Party may submit the disputes to the CIETAC Shanghai Branch for arbitration in accordance with the Arbitration Rules of the Commission effective then. The arbitration shall be carried out in Shanghai in Chinese. The arbitral award shall be final and binding upon both Parties. This Article shall survive the termination and cancellation hereof.

8.2	Except for the issues disputed by the Parties, the Parties shall continue to perform their obligations based on the principle of goodwill.

9.	Force Majeure

9.1	“The Event of Force Majeure” is any event that is beyond the reasonable control of a Party and cannot be avoided even if the Party affected has taken due care, including, but not limited to, act of government, act of nature, fire, explosion, storm, flood, earthquake, tide, lightning or war. However, inadequacy of credit, funds or financing shall not be deemed an event beyond the reasonable control of a Party. The Party that is affected by the Event of Force Majeure and seeks for relief from the obligations hereunder shall notify the other Party as soon as possible of such relief and the steps that shall be taken to perform the obligations.

9.2	Where the performance hereof is deferred or/and prevented by the aforesaid Force Majeure, the Party affected thereby may assume no obligations hereunder for it within the scope of being deferred or/and hindered. The Party affected thereby shall take appropriate measures to reduce or eliminate the influence of “the Event of Force Majeure” and try its best to resume performance of the obligations deferred or/and hindered by “the Event of Force Majeure”. The Parties agree to with their best efforts resume the performance hereunder upon elimination of the Event of Force Majeure.

10.	Notices

The notices given by the Parties for performing the rights and obligations hereunder shall be in writing and delivered in person, by airmail, or via courier service, or faxed, to the following address (es) or numbers or to other address (es) or numbers of other parties provided by the Party in written notice from time to time. The notice shall be deemed served at the time when the sender receives the confirmation that the fax has been sent in the case of fax or at the time of actual delivery in the case of the mails delivered in person, by airmail, or via courier service.

To Party A: ICE Information Technology (Shanghai) Co., Ltd.

Address: 301 Room, 290 Song Hu Road, Yangpu District, Shanghai, China

Fax: 021-51781818

Tel: 021-51781888

Attention: Sun Tao

To Party B: Shanghai ICE Information Technology Co., Ltd.

Address: 3rd Floor, Building No.10, KIC Plaza, 290 Song Hu Road, Yangpu District, Shanghai, China

Fax: 021-51781818

Tel: 021-51781888

Attention: Sun Tao

11.	Assignment

Party B shall not assign its rights and/or obligations hereunder to any third party unless it has received the written prior approval of Party A. Party A may assign its rights and/or obligations hereunder to any third party without prior approval of Party B; however, Party A shall notify Party B of the same.

12.	Severability of this Agreement

If any provisions hereunder are invalid or not enforceable due to inconsistency with relevant laws, the provisions are invalid or not enforceable only to the extent as provided by the relevant laws, without prejudice to the legal force of other provisions hereunder.

13.	Modification and Supplementation

The Parties shall modify and/or supplement this Agreement in written agreement. The relevant modification and supplementation that the Parties have properly signed is a part hereof and has the same legal force.

14.	Governing Law

The execution, validity, performance and interpretation hereof and resolution of disputes in connection herewith shall be subject to the law of the People’s Republic of China.

IN WITNESS WHEREOF, the authorized representatives of the Parties executed this Agreement on the captioned date.

[Signature Page]

Party A: ICE Information Technology (Shanghai) Co., Ltd.

Legal representative: /s/ Sun Tao

Party B: Shanghai ICE Information Technology Co., Ltd.

Legal representative: /s/ Zhou Dan